As filed with the Securities and Exchange Commission on May 13, 2008  Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WEBSITE PROS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3327894
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12375 Gran Bay Parkway West, Building 200

Jacksonville, Florida  32258

(904) 680-6600

(Address of principal executive offices)

Website Pros, Inc. 2008 Equity Incentive Plan

(Full title of the plans)

David L. Brown

Chief Executive Officer

Website Pros, Inc.

12375 Gran Bay Parkway West, Building 200

Jacksonville, Florida  32258

(904) 680-6600

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James F. Fulton, Jr., Esq.

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, California 94306

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	3,000,000 shares	$10.16	$30,465,000.00	$1,197.27

(1)                                  Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on May 12, 2008, in accordance with Rule 457(c) of the Securities Act.

Item 3.  Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

                1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the Commission on March 11, 2008 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

                2. The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the Commission on May 12, 2008;

                3. The Registrant’s Current Report on Form 8-K filed with the Commission on February 19, 2008, February 26, 2008, and February 27, 2008;

                4. The description of the Registrant’s Common Stock which is contained in the Registration Statement on Form 8-A filed on October 31, 2005 (File No. 000-51595), under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

                5. All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Item 4.           Description of Securities.

Not applicable.

Item 5.           Interests of Named Experts and Counsel.

The validity of the issuance of the common stock offered by this prospectus and certain other legal matters are being passed upon for us by our counsel, Cooley Godward Kronish LLP, Palo Alto, California.

Item 6.    Indemnification of Directors and Officers.

The Registrant’s Amended and Restated Certificate of Incorporation provides that a director will not be personally liable to the registrant or to its stockholders for monetary damages for any breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of Delaware General Corporation Law.

As permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant provide that (i) the registrant is required to indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law, (ii) the registrant may, in its discretion, indemnify its other employees and agents as set forth in the Delaware General Corporation Law, (iii) the registrant is required to advance all expenses incurred by its directors and executive officers in connection with certain legal proceedings, (iv) the rights conferred in the bylaws are not exclusive, and (v) the registrant is authorized to enter into indemnity agreements with its directors, officers, employees and agents.

The Registrant has entered into agreements with its directors and officers that require the registrant to indemnify these persons against expenses, judgments, fines, settlements, and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of the registrant or any of its affiliates. The indemnity agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves a director or officer of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains a directors’ and officers’ insurance and registrant reimbursement policy. The policy (i) insures directors and officers against losses for which the registrant does not indemnify and which losses arise from certain wrongful acts in the indemnified parties’ capacities as directors and officers and (ii) reimburses the registrant for those losses for which the registrant has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which apply to the offering.

Item 7.    Exemption From Registration Claimed.

Not Applicable.

Item 8.    Exhibits.

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s registration statement on Form S-1 (No. 333-124349), filed with the Commission on April 27, 2005, as amended)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K (No. 000-51595), filed with the Commission on November 13, 2007)

4.3

Specimen Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-1 (No. 333-124349), filed with the SEC on April 27, 2005 and as Exhibit 10.14 to the current report on Form 8-K (No. 000-51595), filed with the Commission on November 7, 2006, as amended)

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement

99.1	Website Pros, Inc. 2008 Equity Incentive Plan (incorporated by reference to Appendix B of the Registrant’s Proxy Statement on Schedule 14A, filed with the Commission on April 14, 2008)

99.2	Form of Option Grant Notice

99.3	Form of Restricted Stock Grant Notice

Item 9.    Undertakings.

1.                                      The undersigned registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.                                      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on May 13, 2008.

WEBSITE PROS, INC.

By:	/s/ David L. Brown
David L. Brown
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Brown and Kevin Carney, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David L. Brown	Chief Executive Officer and Director	May 13, 2008
David L. Brown	(Principal Executive Officer)

/s/ Kevin M. Carney	Chief Financial Officer	May 13, 2008
Kevin M. Carney	(Principal Financial and Accounting Officer)

/s/ Jeffrey M. Stibel
Jeffrey M. Stibel	President and Director	May 13, 2008

/s/ Hugh M. Durden	Director	May 13, 2008
Hugh M. Durden

/s/ Alex Kazerani	Director	May 13, 2008
Alex Kazerani

	Director	May 13, 2008
Julius Genachowski

/s/ Timothy I. Maudlin	Director	May 13, 2008
Timothy I. Maudlin

/s/ Robert S. McCoy, Jr.	Director	May 13, 2008
Robert S. McCoy, Jr.

EXHIBIT INDEX

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s registration statement on Form S-1 (No. 333-124349), filed with the Commission on April 27, 2005, as amended)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K (No. 000-51595), filed with the Commission on November 13, 2007)

4.3

Specimen Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-1 (No. 333-124349), filed with the SEC on April 27, 2005 and as Exhibit 10.14 to the current report on Form 8-K (No. 000-51595), filed with the Commission on November 7, 2006, as amended)

5.1	Opinion of Cooley Godward Kronish LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward Kronish LLP is contained in Exhibit 5.1 to this Registration Statement

99.1	Website Pros, Inc. 2008 Equity Incentive Plan (incorporated by reference to Appendix B of the Registrant’s Proxy Statement on Schedule 14A, filed with the Commission on April 14, 2008)

99.2	Form of Option Grant Notice

99.3	Form of Restricted Stock Grant Notice